SCHEDULE A
                                     to the
                             DISTRIBUTION AGREEMENT
                                  by and among
                        The Hennessy Mutual Funds, Inc.,
                        Edward J. Hennessy, Incorporated
                                       and
                            Quasar Distributors, LLC


                                 Names of Funds
                                 --------------

        Hennessy Cornerstone Growth Fund

        Hennessy Cornerstone Growth Fund, Series II

        Hennessy Cornerstone Value Fund

        Hennessy Focus 30 Fund